Exhibit (h)(3)

SCHEDULE A

TO

FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

As of June 17, 2011

FUND	INCEPTION DATE
WisdomTree Total Dividend Fund	06/16/2006
WisdomTree Equity Income Fund	06/16/2006
WisdomTree DEFA Fund	06/16/2006
WisdomTree DEFA Equity Income Fund	06/16/2006
WisdomTree Asia-Pacific ex-Japan Fund (formerly, WisdomTree Pacific ex-Japan Total Dividend Fund)	06/16/2006

WisdomTree Australia Dividend Fund (formerly, WisdomTree Pacific ex-Japan Equity Income Fund)	06/16/2006
WisdomTree Global Equity Income Fund	06/16/2006
WisdomTree Japan Hedged Equity Fund	06/16/2006
WisdomTree Global ex-US Growth Fund (formerly, WisdomTree World ex-U.S. Growth Fund)	06/16/2006

WisdomTree Dividend ex-Financials Fund	06/16/2006
WisdomTree LargeCap Dividend Fund	06/16/2006
WisdomTree MidCap Dividend Fund	06/16/2006
WisdomTree SmallCap Dividend Fund	06/16/2006
WisdomTree Japan SmallCap Dividend Fund	06/16/2006
WisdomTree Europe SmallCap Dividend Fund	06/16/2006
WisdomTree International LargeCap Dividend Fund	06/16/2006
WisdomTree International Dividend ex-Financials Fund	06/16/2006
WisdomTree International MidCap Dividend Fund	06/16/2006
WisdomTree International SmallCap Dividend Fund	06/16/2006
WisdomTree Commodity Country Equity Fund (formerly, WisdomTree International Basic Materials Sector Fund)	10/13/2006
WisdomTree Global Natural Resources Fund (formerly, WisdomTree International Energy Sector Fund)	10/13/2006

WisdomTree Global ex-US Utility Fund (formerly, WisdomTree International Utilities Sector Fund)	10/13/2006

WisdomTree Total Earnings Fund	02/23/2007
WisdomTree Earnings 500 Fund	02/23/2007
WisdomTree MidCap Earnings Fund	02/23/2007
WisdomTree SmallCap Earnings Fund	02/23/2007
WisdomTree LargeCap Value Fund	02/23/2007

WisdomTree Global ex-US Real Estate Fund (formerly, WisdomTree International Real Estate Fund)	06/05/2007

SCHEDULE A

TO

FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

As of June 17, 2011

FUND	INCEPTION DATE
WisdomTree India Earnings Fund	02/22/2008
WisdomTree Emerging Markets Equity Income Fund	07/13/2007
WisdomTree Emerging Markets SmallCap Dividend Fund	10/30/2007
WisdomTree Middle East Dividend Fund	07/16/2008
WisdomTree LargeCap Growth Fund	12/04/2008
WisdomTree International Hedged Equity Fund	12/31/2009
WisdomTree Dreyfus Emerging Currency Fund	05/05/2009
WisdomTree Dreyfus Euro Fund	05/14/2008
WisdomTree Dreyfus Japanese Yen Fund	05/21/2008
WisdomTree Dreyfus Brazilian Real Fund	05/14/2008
WisdomTree Dreyfus Chinese Yuan Fund	05/14/2008
WisdomTree Dreyfus Indian Rupee Fund	05/14/2008
WisdomTree Dreyfus New Zealand Dollar Fund	06/25/2008
WisdomTree Dreyfus South African Rand Fund	06/25/2008
WisdomTree Emerging Markets Local Debt Fund	08/05/2010
WisdomTree Dreyfus Commodity Currency Fund	09/24/2010
WisdomTree Managed Futures Fund	01/05/2011
WisdomTree Asia Local Debt Fund	03/17/2011
WisdomTree Global Real Return Fund

WisdomTree Trust	Bank of New York Mellon

/s/ Jonathan Steinberg	/s/ Andrew Pfeifer
Signature	Signature

Jonathan Steinberg	Andrew Pfeifer
President	Vice President

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